UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2017

Discovery Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34177	35-2333914
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

One Discovery Place Silver Spring, Maryland	20910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 240-662-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 1 to Amended and Restated Credit Agreement
On August 11, 2017, Discovery Communications, LLC (“DCL”), a wholly owned subsidiary of Discovery Communications, Inc. (“Discovery”), certain other wholly owned subsidiaries of DCL, Discovery, as guarantor, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, (in its capacity as administrative agent, the “Administrative Agent”) entered into the Amendment No. 1 to Amended and Restated Credit Agreement (the “Amendment”), which amended that certain Amended and Restated Credit Agreement, dated as of February 4, 2016, among DCL, Discovery, the other subsidiaries of DCL party thereto, the lenders party thereto and the Administrative Agent (the “Existing Credit Agreement”).
Pursuant to the Amendment, the Lenders agreed to certain modified terms in respect of the Existing Credit Agreement, including the following:

•
the recently announced acquisition of Scripps Networks Interactive, Inc. (the “Scripps Acquisition), the incurrence of indebtedness to finance the Scripps Acquisition and the assumption of certain indebtedness in connection with the Scripps Acquisition and certain related transactions were expressly permitted, and Discovery agreed to have Scripps Networks Interactive, Inc. become a guarantor thereunder following the closing of the Scripps Acquisition;

•	the aggregate revolving commitments thereunder were increased from $2.0 billion to $2.5 billion;

•	the maturity date was extended from February 4, 2021 to August 11, 2022;

•
the financial covenants were modified to reset the level for the consolidated leverage ratio financial covenant to 5.50 to 1.00, with step-downs to 5.00 to 1.00 and to 4.50 to 1.00, one year and two years after the closing of the Scripps acquisition, respectively, and certain other changes to permit the incurrence of debt to finance the Scripps acquisition prior to the closing thereof; and

•	certain lenders agreed to issue Euro-denominated swing line loans up to an aggregate sublimit of $150 million.
The interest rates for all loans under the Existing Credit Agreement, as amended pursuant to the Amendment, as well as the fees associated with drawn amounts, will remain the same as under the Existing Credit Agreement. In connection with entering into the Amendment, the Borrower paid certain consent fees to the lenders and certain arrangement fees to the arrangers of the Amendment.
Term Loan Credit Agreement
In addition, on August 11, 2017, Discovery and DCL entered into a credit agreement (the “Term Loan Credit Agreement”) with Goldman Sachs Bank USA, as administrative agent and the other lenders party thereto. The Term Loan Agreement provides for total term loan commitments of $1.0 billion in a 3-year tranche and $1.0 billion in a 5-year tranche, for an aggregate principal amount of $2.0 billion (the “Term Loan Facility”). The proceeds of the Term Loan Facility will be used to pay a portion of the cash consideration in connection with the Scripps Acquisition and pay some or all of the related fees and expenses.
The obligations of DCL under the Term Loan Credit Agreement are unsecured and are guaranteed by Discovery and, following the closing of the Scripps Acquisition, will be guaranteed by Scripps Networks Interactive, Inc. The Term Loan Facility will be funded by the lenders upon the satisfaction of certain conditions, including the consummation of the Scripps Acquisition.

The loans under the Term Loan Facility will have an interest rate equal to either a LIBOR rate, plus a margin of 87.5 to 187.5 basis points, or a base rate, plus a margin of 0 to 87.5 basis points. The applicable margin will be determined based on the credit ratings of DCL’s non-credit-enhanced, senior unsecured long-term debt.
With respect to loans in the 3-year tranche, the Term Loan Credit Agreement requires quarterly principal amortization payments equal to 1.25% of the initial principal amount of the term loans in such tranche on the closing date of the Scripps Acquisition (the “Closing Date”), with the balance of the term loans payable in full on the date that is three years after the Closing Date. With respect to loans in the 5-year tranche, the Term Loan Credit Agreement requires quarterly principal amortization payments equal to 1.25% of the initial principal amount of the term loans in such tranche on the Closing Date, until the date that is three years after the Closing Date, at which time the required quarterly principal amortization payments increase to 2.50% of the initial principal amount of the term loans in such tranche on the Closing Date, with the balance of the term loans payable in full on the date that is five years after the Closing Date. The Term Loan Credit Agreement also provides for voluntary prepayment of loans without premium or penalty, subject to certain conditions and exceptions.
The Term Loan Credit Agreement contains customary representations and warranties as well as affirmative and negative covenants and events of default. The Term Loan Credit Agreement also requires DCL to maintain a consolidated interest coverage ratio (as defined in the Term Loan Credit Agreement) of no less than 3.00 to 1.00 and a consolidated leverage ratio (as defined in the Term Loan Credit Agreement) of no more than 5.50 to 1.00, with reductions to 5.00 to 1.00 after the first full fiscal quarter after the first anniversary of the Closing Date and to 4.50 to 1.00 after the first full quarter after the second anniversary of the Closing Date.
Item 2.03 Creation of a Direct Financial Obligation.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

WHERE TO FIND ADDITIONAL INFORMATION

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Discovery and Scripps. In connection with the proposed merger, Discovery intends to file a registration statement on Form S-4, containing a proxy statement/prospectus with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Discovery and Scripps with the SEC at http://www.sec.gov. Free copies of the proxy statement/prospectus, once available, and each company’s other filings with the SEC may also be obtained from the respective companies. Free copies of documents filed with the SEC by Discovery will be made available free of charge on Discovery’s investor relations website at www.Corporate.Discovery.com. Free copies of documents filed with the SEC by Scripps will be made available free of charge on Scripps’ investor relations website at www.ScrippsNetworksInteractive.com.

PARTICIPANTS IN THE SOLICITATION

Discovery and its directors and executive officers, and Scripps and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Scripps common stock in respect of the proposed merger. Information about the directors and executive officers of Discovery is set forth Discovery's proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on April 5, 2017. Information about the directors and executive officers of Scripps is set forth in Scripps’ proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on March 29, 2017. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement/prospectus regarding the proposed merger when it becomes available.

FORWARD LOOKING STATEMENTS

Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to Discovery’s and Scripps’ objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that Discovery and Scripps intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by Discovery’s and Scripps’ management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this communication are made as of the date hereof, and Discovery and Scripps undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: risks and uncertainties discussed in the reports that Discovery and Scripps have filed with the SEC; general economic, market, or business conditions; risks associated with the ability to consummate the business combination between Discovery and Scripps and the timing of the closing of the business combination; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; pricing fluctuations in local and national advertising; future regulatory actions and conditions in the television stations’ operating areas; competition from others in the broadcast television markets; volatility in programming costs; the ability to successfully integrate Discovery’s and Scripps’ operations and employees; the ability to realize anticipated benefits and synergies of the business combination; the potential impact of announcement of the business combination or consummation of the transaction on relationships, including with employees, customers and competitors; and other circumstances beyond Discovery’s and Scripps’ control. Refer to the section entitled “Risk Factors” in Discovery’s and Scripps’ annual and quarterly reports filed with the SEC and in the Form S-4 to be filed by Scripps with the SEC at a later date for a discussion of important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.

August 14, 2017	By:	/s/ Bruce Campbell
Bruce Campbell Chief Development, Distribution & Legal Officer